UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 11, 2007
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 350
Foothill Ranch, California	92610-2831
(Address of Principal Executive Offices)	(Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2007, the Board of Directors of Kaiser Aluminum Corporation (the “Company”) appointed John Barneson as Senior Vice President - Corporate Development; John Donnan as Senior Vice President, General Counsel and Secretary; James E. McAuliffe as Senior Vice President of Human Resources and Lynton J. Rowsell as Vice President and Chief Accounting Officer.
Mr. Barneson, 56, joined the Company in 1975 and was appointed Senior Vice President and Chief Administrative Officer of the Company in August 2001. He previously served as the Company’s Vice President and Chief Administrative Officer from December 1999 through August 2001. He served as Engineered Products Vice President of Business Development and Planning from September 1997 to December 1999. Mr. Barneson served as Flat-Rolled Products Vice President of Business Development and Planning from April 1996 to September 1997. Mr. Barneson has also held a number of staff and operation management positions within the Flat-Rolled and Engineered Products business units. He holds a Master of Science degree and a Bachelor of Science degree in Industrial Engineering from Oregon State University.
Mr. Donnan, 46, joined the legal staff of the Company in 1993 and was appointed Vice President, Secretary and General Counsel of the Company in January 2005. Mr. Donnan served as the Deputy General Counsel of Company from 1993 to 2000. Prior to joining the Company, Mr. Donnan was an associate in the Houston, Texas office of the law firm of Chamberlain, Hrdlicka, White, Williams & Martin. He holds a Juris Doctorate degree from the University of Arkansas School of Law and Bachelor of Business Administration degrees in finance and accounting from Texas Tech University. He is a member of the Texas and California bars.
Mr. McAuliffe, 62, joined the Company in 1998 as Vice President - Human Resources for the Company’s fabricating business and was appointed Vice President - Human Resources of the Company in January 2002. Prior to joining the Company, Mr. McAuliffe served as Vice President of Human Resources for Rexam, Inc., a $1.5 billion institutional manufacturer of industrial coatings for graphics, photographic and computer industries and J.P Industries, a Fortune 500 manufacturer of automotive engine and transmission components. He holds a Bachelor of Arts degree in Labor Relations and Industrial Psychology from Michigan State University and attended graduate school at Central Michigan University.
Mr. Rowsell, 33, joined the Company in October 2006 as Director of External Reporting and was appointed Chief Accounting Officer of the Company in April 2007. Prior to joining the Company, Mr. Rowsell worked as assistant corporate controller of GeoLogistics, an international freight management and logistics company, from March 2006 to October 2006. Prior to joining GeoLogistics, Mr. Rowsell was with Ernst & Young as audit senior manager from October 2004 to March 2006, audit manager from October 2001 to September 2004 and supervising senior from October 1999 to September 2001.
A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated December 12, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
By:	/s/ John M. Donnan
John M. Donnan
Senior Vice President, Secretary and General Counsel

Date: December 13, 2007

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated December 12, 2007.